UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street
New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 — Other Events

Item 8.01. Other Events.

On April 20, 2018, American International Group, Inc. (“AIG”) announced that it will redeem all of its outstanding 8.000% Series A-7 Junior Subordinated Debentures due May 22, 2038 (ISIN No. XS0365324838 (144A)/XS0365323608 (Reg. S)) (the “Series A-7 Junior Subordinated Debentures”) and all of its outstanding 8.625% Series A-8 Junior Subordinated Debentures due May 22, 2038 (ISIN No. XS0365317113 (144A)/XS0365314284 (Reg. S)) (the “Series A-8 Junior Subordinated Debentures” and, together with the Series A-7 Junior Subordinated Debentures, the “Debentures”) on May 22, 2018 (the “Redemption Date”). On the Redemption Date, AIG will pay to the registered holders of each series of Debentures a redemption price equal to 100% of the principal amount outstanding, plus accrued and unpaid interest to, but not including, the Redemption Date. As of April 20, 2018, €12,350,000 aggregate principal amount of the Series A-7 Junior Subordinated Debentures were outstanding and £5,500,000 aggregate principal amount of the Series A-8 Junior Subordinated Debentures were outstanding.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Debentures. Holders of each series of Debentures should refer to the applicable notice of redemption delivered to the registered holders of such series of Debentures by The Bank of New York Mellon, the trustee with respect to the Debentures.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of American International Group, Inc. dated April 20, 2018.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of American International Group, Inc. dated April 20, 2018.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: April 20, 2018	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III Title: Associate General Counsel and Assistant Secretary